Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-271092) pertaining to the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan and the Orchestra BioMed, Inc. 2018 Stock Incentive Plan of our report dated March 27, 2024, with respect to the consolidated financial statements of Orchestra BioMed Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 27, 2024